UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2007

HILB ROGAL & HOBBS COMPANY

(Exact name of registrant as specified in its charter)

0-15981

(Commission File Number)

Virginia	54-1194795
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 21, 2007, Hilb Rogal & Hobbs Company (the “Company”) issued a press release announcing the Company’s fourth quarter and full year 2006 unaudited earnings and the restatement of certain previously issued financial statements as more fully described in Item 4.02(a) below. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.06. Material Impairments.

The information set forth under the caption “Impairment of Goodwill and Other Intangible Assets” in Item 4.02(a) below regarding a non-cash intangible asset impairment charge, primarily related to goodwill, that is expected to be recorded for the year ended December 31, 2003, and reflected in subsequent reporting periods, is incorporated by reference herein.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Segment Reporting

In response to a comment raised by the staff of the Securities and Exchange Commission (“SEC”) concerning the absence of segment disclosures by the Company in its annual and quarterly financial statements, management of the Company conducted a segment evaluation analysis and determined that, in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information,” the Company has three reportable segments for the years ended December 31, 2006, 2005 and 2004. Subject to final approval of the staff of the SEC, the Company’s reportable segments are expected to be Domestic Retail, Excess & Surplus, and Other. This segment disclosure, including comparative data for 2005 and 2004, will be contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Beginning with the first quarter of 2007, the Company plans to report a fourth segment, International, due to the Company’s recent acquisition of Glencairn Group Limited, which is expected to materially increase the Company’s foreign revenues.

Impairment of Goodwill and Other Intangible Assets

In connection with its review of segment reporting, the Company’s management, in consultation with its independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), concluded that a reevaluation of the application of certain impairment testing provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” was appropriate. Based on this reevaluation, management concluded on February 16, 2007 that it expects the Company to record a non-cash intangible asset impairment charge, primarily related to goodwill, currently estimated at between $35 million and $45 million pre-tax, for the year ended December 31, 2003. The Company had previously reported income before taxes of $124.9 million and net income of $75.0 million for 2003.

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Although the testing for goodwill and other intangible assets impairment is not yet complete, the Company believes, based on the testing performed to date, that the adjustment to earnings associated with the revised calculations for goodwill and other intangible assets impairment will likely be limited to 2003. The Company, therefore, does not anticipate any material adverse adjustments to the previously reported results of operations for 2005, 2004 and the first three quarters of 2006. The 2003 non-cash impairment charge would result in a decrease in goodwill and other intangible assets on the Company’s Consolidated Balance Sheet for 2003 and for subsequent reporting periods. The impairment charge will not result in cash expenditures by the Company.

The impairment charge is primarily related to business units that were part of the 2002 acquisition of Hobbs Group, LLC. In addition, this non-cash charge is not expected to affect the Company’s liquidity, cash flow, or the financial covenants in the Company’s credit facility.

Restatements; Non-Reliance on Prior Financial Statements

Based on the foregoing determinations, on February 16, 2007 the Company’s management concluded, in consultation with Ernst & Young, that the Company’s consolidated financial statements and associated auditor’s reports for the years ended December 31, 2005, 2004 and 2003 and its unaudited quarterly results for those years and 2006 will be restated and should no longer be relied upon. The Company intends to provide restated annual financial information in its 2006 Annual Report on Form 10-K or as otherwise agreed upon with the SEC. The Company’s management has consulted the Audit Committee of the Board of Directors in reference to the matters noted above.

For the years 2005 and 2004 and for the first three quarters of 2006, the restatements relate to the aforementioned impact of the 2003 goodwill and other intangible assets impairment charge on the balances in goodwill, other intangible assets and shareholders’ equity on the Consolidated Balance Sheets and Consolidated Statements of Shareholders’ Equity for those periods. Thus, the Company believes that previously reported amounts in the Statements of Consolidated Income for those periods, including total revenues, income before income taxes, net income and net income per share, should remain unchanged. In addition, the Company believes that this restatement will not have an adverse effect on its current cash flows or liquidity. In addition to restating the previously mentioned periods relating to the goodwill and other intangible assets impairment charge, the Company intends to provide segment disclosures for 2006, 2005 and 2004 in its Annual Report on Form 10-K for the year ended December 31, 2006.

In view of the restatement of prior financial statements referenced above, the Company is assessing whether a material weakness existed in its internal control over financial reporting for 2006 and prior periods.

The Company’s management and the Audit Committee of the Board of Directors of the Company have discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young.

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Form 10-K for 2006

In order to complete the required analyses and restatements, the Company expects to file its Annual Report on Form 10-K for the year ended December 31, 2006 on or about March 15, 2007, a delay of approximately two weeks.

Forward-Looking Statements

While forward-looking statements are provided to assist in the understanding of the Company’s anticipated future financial performance, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Although the Company believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Actual results may differ materially from those contained in or implied by such forward-looking statements for a variety of reasons. Risk factors and uncertainties that might cause such a difference include, but are not limited to, the following: the completion of the goodwill and other intangible assets impairment testing process, including any unanticipated factors that cause the final goodwill and other intangible assets impairment charge and any write-down of the Company’s assets pursuant to the impairment assessment outlined by financial accounting standards either to be materially different from the current estimate or have a material adverse impact on earnings after 2003; any unanticipated delay in filing reports with the SEC as a result of the preparation of restated prior year financial statements, including segment disclosure; the impact of recent foreign acquisitions on future revenues, segment analysis and reporting; and any unanticipated responses from the SEC in completion of its current review of the Company’s segment disclosure and goodwill and other intangible assets impairment testing.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements. For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and other reports from time to time filed with or furnished to the SEC.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

Exhibit No.	Description
99.1	Press Release dated February 21, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB ROGAL & HOBBS COMPANY
(Registrant)

Date:	February 21, 2007	By:	/s/ Michael Dinkins
Michael Dinkins
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 21, 2007